UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 22, 2005

                         CITADEL SECURITY SOFTWARE INC.

             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                 000-33491                  75-2873882
      (STATE OR OTHER       (COMMISSION FILE NUMBER)        (IRS EMPLOYER
      JURISDICTION OF                                       IDENTIFICATION
       INCORPORATION)                                           NUMBER)


              TWO LINCOLN CENTRE, SUITE 1600
                    5420 LBJ FREEWAY
                      DALLAS, TEXAS                             75240
          (Address of Principal Executive Office)            (Zip Code)


                                 (214) 520-9292
               Registrant's Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 22, 2005, Comerica Bank ("Comerica") and Citadel Security Software Inc. ("Citadel") entered into a Fourth Amendment To Loan And Security Agreement
("Amendment").   Under the Amendment, Citadel and Comerica agreed to modify the loan agreement's financial covenant to require the Company to maintain a minimum cash balance of $1,500,000 (with a waiver of this condition from August 15, 2005 until the earlier of (i) the closing of additional equity financing by Citadel, or (ii) September 30, 2005). The loan agreement was also amended to provide for principal payments in the amount of $72,727, plus all accrued interest on one tranche of the loan (increased from $22,727 plus interest) commencing on October 1, 2005.

The other material terms of the credit facilities, including interest rate, security, and final maturity, remained the same as under the original loan agreement, as amended.

In connection with the Amendment, Citadel has issued to Comerica a warrant to purchase up to 20,000 shares of Citadel common stock at an exercise price of $1.56 per share. The warrant has a seven year term and net exercise and registration rights provisions.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits


4.1 Fourth Amendment to Loan and Security Agreement, dated as of August 22, 2005, between Citadel Security Software Inc. and Comerica Bank

4.2 Warrant, dated as of August 22, 2005, between Citadel Security Software Inc. and Comerica Bank


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


Citadel Security Software Inc.
(Registrant)


By: /s/ RICHARD CONNELLY
------------------------
Richard Connelly
Chief Financial Officer

Dated as of August 26, 2005


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